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                                                                   EXHIBIT 10.52

                    SEPARATION AGREEMENT AND GENERAL RELEASE

      This Separation Agreement and General Release ("Agreement") is dated for reference as of February 14, 2005, by and between PATRICE HUTIN ("Employee") and CALLAWAY GOLF COMPANY (the "Company"), a Delaware corporation, with respect to the following:

      A. Employee was employed by the Company pursuant to an Executive Officer Employment Agreement entered into effective November 6, 2002, as amended March 1, 2003 and September 15, 2003 (collectively the "Employment Agreement"). Pursuant to Section 8(a) of the Employment Agreement, the Company notified Employee on November 8, 2004 that his employment with the Company would end on December 31, 2004 ("Separation Date").

      B. The Company and Employee desire to enter into this Agreement pursuant to Section 8(e) of the Employment Agreement to establish additional terms relating to Employee's separation from the Company.

      NOW, THEREFORE, the parties agree as follows:

      1.    Severance Pursuant to Section 8(a) of Employment Agreement.

            (a) Pursuant to Section 8(a) of the Employment Agreement, and except as modified below, effective January 1, 2005, Employee shall be entitled to receive Special Severance and Incentive Payments, as defined in and in accordance with Sections 19 and 20 of the Employment Agreement. Employee shall also be entitled to the immediate vesting of all unvested stock options and shall be provided with a stock option statement within seven (7) days of the Effective Date of this Agreement.

            (b) Employee acknowledges that Company has paid all amounts owed for paid time off ("PTO") and that Special Severance and Incentive Payments started on January 1, 2005.

      2. Additional Severance. Pursuant to Section 8(e) of the Employment Agreement, and in consideration for the release of claims set forth in Section 3, Employee's commitment to Section 4, and Employee's execution of this Agreement, the Company further agrees to provide Employee with the following additional severance ("Additional Severance"):

            (a) The Company shall pay a lump sum payment of $150,000, less applicable withholding taxes, for Employee to relocate to France.

            (b) Employee will be permitted to keep the cell phone and laptop computer provided to him by the Company while employed for his personal use.

            (c) The Company will provide Employee with twelve (12) months of executive level outplacement services with Lee Hecht Harrison at any international location at a cost not to exceed $15,000.

            (d) Employee will be provided with tax preparation assistance for the year 2005 by a nationally recognized accounting firm selected by the Company at a cost not to exceed $15,000. Callaway Golf will arrange to make payments directly to the recognized accounting firm selected.

            (e) On or before December 31, 2005, Employee may order at no charge five sets of golf clubs obtained for the personal use of Employee and his family pursuant to the Officer Product Use Policy.

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            (f)   Health Insurance Reimbursement. Company shall pay a lump sum of $12,000 to Employee to reimburse Employee for payment of French private health insurance premiums in lieu of payment of COBRA insurance premiums set forth above.

            (g) Subject to any requirements imposed by the Company's life insurance provider, Company shall continue to provide, and shall pay premiums for, life insurance for Employee in the amount previously provided to Employee until June 30, 2005.

            (h) The value of the Additional Severance provided to Employee as set forth above will be reflected on Employee's W-2 for the year 2005.

      3. Settlement and Release of Claims - General Release. In consideration for the Additional Severance set forth in Section 2 above, and the Company's execution of this Agreement, Employee agrees as follows:

            (a) Release. Employee hereby irrevocably and unconditionally releases and forever discharges the Company, its predecessors, successors, subsidiaries, affiliates and benefit plans, and each and every past, present and future officer, director, employee, representative and attorney of the Company, their predecessors, successors, subsidiaries, affiliates and benefit plans, and their successors and assigns (collectively referred to herein as the "Releasees"), from any, every, and all charges, complaints, claims, causes of action, and lawsuits of any kind whatsoever, including, to the extent permitted under the law, all claims which Employee has against the Releasees, or any of them, arising from or in any way related to circumstances or events arising out of Employee's employment by the Company, including, but not limited to, harassment, discrimination, retaliation, failure to progressively discipline Employee, termination of employment, violation of state and/or federal and/or French wage and hour laws, violations of any notice requirement, violations of the California Labor Code, or breach of any employment agreement, together with any and all other claims Employee now has or may have against the Releasees through and including the Separation Date under the laws of California, the United States, France or Europe, or any of them. EMPLOYEE ALSO SPECIFICALLY AGREES AND ACKNOWLEDGES THAT EMPLOYEE IS WAIVING ANY RIGHT TO RECOVERY AGAINST RELEASEES BASED ON STATE OR FEDERAL OR INTERNATIONAL AGE, SEX, PREGNANCY, RACE, COLOR, NATIONAL ORIGIN, MARITAL STATUS, RELIGION, VETERAN STATUS, DISABILITY, SEXUAL ORIENTATION, MEDICAL CONDITION OR OTHER ANTI-DISCRIMINATION LAWS, INCLUDING, WITHOUT LIMITATION, TITLE VII, THE AMERICANS WITH DISABILITIES ACT, THE CALIFORNIA FAIR HOUSING AND EMPLOYMENT ACT, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE FAMILY MEDICAL RIGHTS ACT, THE CALIFORNIA FAMILY RIGHTS ACT OR BASED ON THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OR THE WORKER ADJUSTMENT AND RETRAINING NOTIFICATION ACT, ALL AS AMENDED, WHETHER SUCH CLAIM BE BASED UPON AN ACTION FILED BY EMPLOYEE OR A GOVERNMENTAL AGENCY.

            (b) Age Discrimination. Employee understands that rights or claims under the Age Discrimination in Employment Act of 1967 (29 U.S.C. Section 621, et seq.) that may arise after the date this Agreement is executed are not waived. Nothing in this Agreement shall be construed to prohibit the Employee from exercising his/her right to file a charge with the Equal Employment Opportunity Commission or from participating in any investigation or proceeding conducted by the Equal Employment Opportunity Commission. Employee understands and agrees that if he/she files such a charge, the Company or its designee has the right to raise defenses that (i) the charge is barred by this Agreement,
(ii) Employee has rescinded the Agreement, and/or (iii) the Company is entitled to a return of the Additional Severance set forth in Section 2 above by way of restitution, recoupment, or setoff.

            (c) Employee acknowledges and the Company agrees that the general release set forth above is not intended to affect Employee's right to indemnity and defense from the Company pursuant to the Company's by-laws, Delaware law and California law.

                                                                   Patrice Hutin

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            (d)   Unknown Claims. Employee also waives all rights under section
1542 of the Civil Code of the State of California. Section 1542 provides as follows:

                  A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

      4. Cooperation. In consideration for the Additional Severance set forth in Section 2 and the Company's execution of this Agreement, Employee agrees that for a period of one (1) year (through December 31, 2005) from the Separation Date, should any issues arise pertaining to matters in which Employee had knowledge or was involved during Employee's employment for which the Company needs assistance, Employee agrees to cooperate, in a timely manner, with the Company's reasonable requests for assistance. Company agrees to reimburse Employee for out of pocket expenses incurred as part of his efforts to comply with the Company's requests under this Section. Should Company require more than ten (10) hours of Employee's time within the year, Company agrees to also reimburse Employee at a reasonable hourly rate for consulting services.

      5. The Company's Proprietary Information and Inventions. Employee acknowledges and understands that Sections 12 and 13 of the Employment Agreement extend beyond the terms of Employee's employment with the Company. Employee agrees to comply with such terms. Employee understands that his failure to adhere to Sections 12 and 13 of the Employment Agreement shall be a material breach of this Agreement, as well as the Employment Agreement, and that all Special Severance and Additional Severance will be forfeited in the event of such a breach.

            Employee specifically understands and agrees that Employee shall not disclose confidential information regarding the Company's current or planned future research and development efforts, nor shall Employee disclose confidential information regarding the administration of the Company's business and its policies. In the event that Employee is contacted by any person or agency adverse to the Company, or on any matter that could reasonably considered to be adverse to the Company's interests, Employee agrees to immediately contact the Legal Department of Callaway Golf and to permit the Company to participate in any interview or meeting involving Employee to the extent permitted by law.

      6. Return of Company Property. Except as set forth above, Employee acknowledges that he has returned all Company-owned property to the Company, including, but not limited to, Employee's badge; the Employee Handbook; employee, customer, supplier and price lists; and all notebooks, documents, records, computer files and the like pertaining to the Company's current or anticipated future business or other proprietary information currently in Employee's possession.

      7. No Admission of Liability. This Agreement affects the resolution and release of claims that are denied and contested, and this Agreement shall not be construed as an admission by a party of any liability of any kind to the other party.

      8. Knowing and Voluntary Agreement. Employee has carefully read and fully understands all of the provisions of this Agreement. Employee knowingly and voluntarily agrees to all the terms in this Agreement. Employee knowingly and voluntarily intends to be legally bound by this Agreement.

      9. Separate Terms. Each term, condition, covenant or provision of this Agreement shall be viewed as separate and distinct, and in the event that any such term, covenant or provision shall be held by a court of competent jurisdiction to be invalid, the remaining provisions shall continue in full force and effect.

                                                                   Patrice Hutin

                                       3
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      10.   Binding Effect. This Agreement shall be binding upon and benefit the parties hereto and their respective heirs, personal representatives, successors and assigns.

      11. Governing Law. This Agreement shall be interpreted and enforced in accordance with the internal laws of the State of California and without regard to conflict of law principles.

      12.   IRREVOCABLE ARBITRATION OF DISPUTES.

            (a) EMPLOYEE AND THE COMPANY AGREE THAT ANY DISPUTE, CONTROVERSY OR CLAIM ARISING HEREUNDER OR IN ANY WAY RELATED TO THIS AGREEMENT, ITS INTERPRETATION, ENFORCEABILITY, OR APPLICABILITY, OR RELATING TO EMPLOYEE'S EMPLOYMENT, OR THE TERMINATION THEREOF, THAT CANNOT BE RESOLVED BY MUTUAL AGREEMENT OF THE PARTIES SHALL BE SUBMITTED TO BINDING ARBITRATION. THIS INCLUDES, BUT IS NOT LIMITED TO, ALLEGED VIOLATIONS OF FEDERAL, STATE AND/OR LOCAL STATUTES, CLAIMS BASED ON ANY PURPORTED BREACH OF DUTY ARISING IN CONTRACT OR TORT, INCLUDING BREACH OF CONTRACT, BREACH OF THE COVENANT OF GOOD FAITH AND FAIR DEALING, VIOLATION OF PUBLIC POLICY, VIOLATION OF ANY STATUTORY, CONTRACTUAL OR COMMON LAW RIGHTS, BUT EXCLUDING WORKERS' COMPENSATION, UNEMPLOYMENT MATTERS, OR ANY MATTER FALLING WITHIN THE JURISDICTION OF THE STATE LABOR COMMISSIONER. THE PARTIES AGREE THAT ARBITRATION IS THE PARTIES' ONLY RECOURSE FOR SUCH CLAIMS AND HEREBY WAIVE THE RIGHT TO PURSUE SUCH CLAIMS IN ANY OTHER FORUM, UNLESS OTHERWISE PROVIDED BY LAW. ANY COURT ACTION INVOLVING A DISPUTE WHICH IS NOT SUBJECT TO ARBITRATION SHALL BE STAYED PENDING ARBITRATION OF ARBITRABLE DISPUTES.

            (b) EMPLOYEE AND THE COMPANY AGREE THAT THE ARBITRATOR SHALL HAVE THE AUTHORITY TO ISSUE PROVISIONAL RELIEF. EMPLOYEE AND THE COMPANY FURTHER AGREE THAT EACH HAS THE RIGHT, PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE
SECTION 1281.8, TO APPLY TO A COURT FOR A PROVISIONAL REMEDY IN CONNECTION WITH AN ARBITRABLE DISPUTE SO AS TO PREVENT THE ARBITRATION FROM BEING RENDERED INEFFECTIVE.

            (c) ANY DEMAND FOR ARBITRATION SHALL BE IN WRITING AND MUST BE COMMUNICATED TO THE OTHER PARTY PRIOR TO THE EXPIRATION OF THE APPLICABLE STATUTE OF LIMITATIONS.

            (d) THE ARBITRATION SHALL BE CONDUCTED PURSUANT TO THE PROCEDURAL RULES STATED IN THE NATIONAL RULES FOR RESOLUTION OF EMPLOYMENT DISPUTES OF THE AMERICAN ARBITRATION ASSOCIATION ("AAA"). THE ARBITRATION SHALL BE CONDUCTED IN SAN DIEGO BY A FORMER OR RETIRED JUDGE OR ATTORNEY WITH AT LEAST 10 YEARS EXPERIENCE IN EMPLOYMENT-RELATED DISPUTES, OR A NON-ATTORNEY WITH LIKE EXPERIENCE IN THE AREA OF DISPUTE, WHO SHALL HAVE THE POWER TO HEAR MOTIONS, CONTROL DISCOVERY, CONDUCT HEARINGS AND OTHERWISE DO ALL THAT IS NECESSARY TO RESOLVE THE MATTER. THE PARTIES MUST MUTUALLY AGREE ON THE ARBITRATOR. IF THE PARTIES CANNOT AGREE ON THE ARBITRATOR AFTER THEIR BEST EFFORTS, AN ARBITRATOR FROM THE AMERICAN ARBITRATION ASSOCIATION WILL BE SELECTED PURSUANT TO THE AMERICAN ARBITRATION ASSOCIATION NATIONAL RULES FOR RESOLUTION OF EMPLOYMENT DISPUTES. THE COMPANY SHALL PAY THE COSTS OF THE ARBITRATOR'S FEES.

            (e) THE ARBITRATION WILL BE DECIDED UPON A WRITTEN DECISION OF THE ARBITRATOR STATING THE ESSENTIAL FINDINGS AND CONCLUSIONS UPON WHICH THE AWARD IS BASED. THE ARBITRATOR SHALL HAVE THE AUTHORITY TO AWARD DAMAGES, IF ANY, TO THE EXTENT THAT THEY ARE AVAILABLE UNDER APPLICABLE LAW(S). THE ARBITRATION AWARD SHALL BE FINAL AND BINDING, AND MAY BE ENTERED AS A JUDGMENT IN ANY COURT HAVING COMPETENT JURISDICTION. EITHER PARTY MAY SEEK REVIEW PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1286, ET SEQ.

            (f) IT IS EXPRESSLY UNDERSTOOD THAT THE PARTIES HAVE CHOSEN ARBITRATION TO AVOID THE BURDENS, COSTS AND PUBLICITY OF A COURT PROCEEDING, AND THE ARBITRATOR IS EXPECTED TO HANDLE ALL ASPECTS OF THE MATTER, INCLUDING DISCOVERY AND ANY HEARINGS, IN SUCH A WAY AS TO MINIMIZE THE EXPENSE, TIME, BURDEN AND PUBLICITY OF THE PROCESS, WHILE ASSURING A FAIR AND

                                                                   Patrice Hutin

                                       4
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JUST RESULT. IN PARTICULAR, THE PARTIES EXPECT THAT THE ARBITRATOR WILL LIMIT
DISCOVERY BY CONTROLLING THE AMOUNT OF DISCOVERY THAT MAY BE TAKEN (E.G., THE NUMBER OF DEPOSITIONS OR INTERROGATORIES) AND BY RESTRICTING THE SCOPE OF DISCOVERY ONLY TO THOSE MATTERS CLEARLY RELEVANT TO THE DISPUTE. HOWEVER, AT A MINIMUM, EACH PARTY WILL BE ENTITLED TO AT LEAST ONE DEPOSITION AND SHALL HAVE ACCESS TO ESSENTIAL DOCUMENTS AND WITNESSES AS DETERMINED BY THE ARBITRATOR.

            (G) THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE EXPIRATION OR TERMINATION OF THE AGREEMENT, AND SHALL BE BINDING UPON THE PARTIES.

THE PARTIES HAVE READ SECTION 12 AND IRREVOCABLY AGREE TO ARBITRATE ANY DISPUTE IDENTIFIED ABOVE.

          /s/ PH (EMPLOYEE)             /s/ WCB (COMPANY)
          ------                        -------
      13. Advice of Counsel. The Company advises Employee to discuss this Agreement with an attorney before executing it, and Employee acknowledges that Employee has either done so or has knowingly and voluntarily waived Employee's right to do so. Employee further acknowledges that the Company will provide Employee twenty-one (21) days within which to review and consider this Agreement before signing it. Should Employee decide not to use the full twenty-one (21) days, then Employee knowingly and voluntarily waives any claims that Employee was not given that period of time or did not use the entire twenty-one (21) days to consult an attorney or consider this Agreement.

      14. Right to Revoke. The parties acknowledge and agree that Employee may revoke this Agreement for up to seven (7) calendar days following Employee's execution of this Agreement and that it shall not become effective or enforceable until the revocation period has expired. The parties further acknowledge and agree that such revocation must be in writing addressed to Michael J. Rider, Senior Vice President and General Counsel, Callaway Golf Company, 2180 Rutherford Road, Carlsbad, California 92008, and received no later than midnight on the seventh day following the execution of this Agreement by Employee. If Employee revokes this Agreement under this section, it shall not be effective or enforceable.

      15. Effective Date. If Employee does not revoke this Agreement in the timeframe specified in Section 14 above, the Agreement shall become effective at 12:00 a.m. on the eighth day after it is fully executed by the parties.

      16. Counterparts/Facsimile Signatures. This Agreement may be executed in one or more counterparts which, when fully executed by the parties, shall be treated as one agreement. Facsimile signatures shall be treated as original signatures.

      17.   Substantial Cause.

      (a) Employee understands that the Company retains its right to terminate this Agreement at any time for substantial cause. "Substantial cause" shall mean, for purposes of this Agreement, a material breach of this Agreement or the Employment Agreement.

      (b) In the event that Company determines that there is Substantial Cause to terminate this Agreement, it will notify Employee of the grounds for the Company's decision, and permit Employee to respond within ten (10) days before the termination becomes effective. If Employee disagrees with Company's decision, Employee shall have the right, as set forth in section 12, above, to demand arbitration. In the event that Employee does so, Company shall continue regularly depositing sums that would otherwise be payable to Employee with the arbitrator, or in such fashion as the arbitrator directs, pending resolution of the arbitration.

                                                                   Patrice Hutin

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      (c)   The parties further agree, that with respect to section 20 of the
Employment Agreement, which provides the conditions under which Employee is entitled to receive Incentive Payments, that if Employee elects to pursue employment that shall otherwise fall within section 20, but gives the Company advance notice of such employment and a description of the steps to be taken by Employee and the commitment of his new employer to protect the Company's confidential information and other proprietary interests, then the Company may elect to waive the conditions in section 20 or to otherwise suggest additional steps to protect the Company's interests. In the event that the parties cannot agree, then the Company agrees to submit that issue to a single arbitrator for an expedited determination (within 21 days) as to whether its decision is a reasonable exercise of its business judgment. In the meantime, the Company will regularly deposit in escrow or as the arbitrator directs the sums that would otherwise be payable to Employee while the dispute is pending. In the event that the arbitrator decides that the Company has not exercised reasonable business judgment, all funds in escrow shall be immediately released to Employee and the Company shall resume Incentive Payments to Employee. If the matter is resolved in favor of the Company, then those funds held in escrow shall be immediately released to Company and Company shall have no further obligation to make Incentive Payments to Employee. The parties affirmatively agree that the arbitrator cannot substitute his or her judgment for that of the Company, but that the standard shall be whether the Company has exercised reasonable business judgment in light of all of the circumstances, including the reasonable measures to be taken by Employee and his new employer to protect the Company's confidential information and trade secrets.

      (d) The prevailing party in any dispute under this Section shall be entitled to reasonable attorneys' fees and costs.

      18. Payroll Deductions/Taxes. Employee agrees that the Company may continue to deduct from Employee's Special Severance and Incentive Payments, as stated in Section 1, any amounts due for product purchases, including, but not limited to club and store purchases, outstanding benefit contributions, payroll advances, and any other deduction previously authorized by Employee. Employee also agrees to pay all taxes and other required government withholding and hereby authorizes the Company to deduct said taxes and withholding from Employee's Special Severance and Incentive Payments or any other payment pursuant to this Agreement, in equal increments, until it is paid in full. Within fourteen (14) days of the request for same, Employee agrees to pay the Company for any taxes not withheld from his Special Severance and Incentive Payments. Said deductions will be made in increments on regular Company pay dates or on such other schedule agreed to between Company and Employee. Company shall provide a detailed accounting for any and all tax withholding made from Employee's payments. Employee has elected to receive payment via wire transfer on a quarterly schedule with the first payment to be paid on the next regular payday following the Effective Date; on May 15, 2005; on August 15, 2005; and on November 15, 2005. Employee has also elected to receive such payment in Euros at a fixed rate of $1.30 dollars per Euro. Employee's payment election is documented in his counsel's correspondence dated February 10, 2005, ratified by Employee's signature to this Agreement.

                                                                   Patrice Hutin

                                       6
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      19.   Entire Agreement. This Agreement and the Employment Agreement
constitute the entire agreement between the parties with respect to the subject matter hereof and may not be modified or amended, except by written agreement signed by all parties. This Agreement and the Employment Agreement shall be deemed to be consistent with each other, and this Agreement shall be deemed to be "another instrument in writing executed by the parties," pursuant to Section 15 of the Employment Agreement. The Employee Invention and Confidentiality Agreement and the Information Security Policy and Agreement signed by Employee while employed shall remain in effect.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates set forth below, to be effective as of the date first written above.

Employee                                         Company

                                                 CALLAWAY GOLF COMPANY,
                                                 a Delaware Corporation

  /s/ Patrice Hutin                          By:  /s/ William C. Baker
-----------------------                           ---------------------
Patrice Hutin                                     William C. Baker
                                                  Chairman, CEO

Dated: 02/15/05                                   Dated: 02/24/05

                                                                   Patrice Hutin

                                       7